Exhibit (d)

                              AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

      This Amended and Restated Investment Advisory Agreement (this "Contract") executed as of January 6, 2011 between THE ALLIANCEBERNSTEIN PORTFOLIOS, a Massachusetts business trust (the "Trust"), on behalf of each of its portfolio series listed on Exhibit A hereto (each a "Fund"), and ALLIANCEBERNSTEIN L.P., a Delaware limited partnership ("Manager").

      Witnesseth:

      That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.    SERVICES TO BE RENDERED BY MANAGER TO THE TRUST AND FUNDS.

      (a) Subject always to the control of the Trustees of the Trust, the Manager will, at its expense, furnish continuously an investment program for each Fund, will make investment decisions on behalf of each Fund and will, subject to the provisions of paragraph (c), place all orders for the purchase and sale of each Fund's portfolio securities. Subject always to the control of the Trustees of the Trust, the Manager will also manage, supervise and conduct the other affairs and business of the Trust and the Funds, and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-laws of the Trust and each Fund's stated investment objectives, policies and restrictions and will use its best efforts to safeguard and promote the welfare of the Trust and the Funds and to comply with other policies which the Trustees may from time to time determine.

      (b) Except as otherwise provided below, the Manager, at its expense, will furnish all necessary office space and equipment and provide persons, who may be the Trust's officers, to render such clerical, accounting and other services required for it to perform its duties hereunder. Such personnel may be employees of the Manager or its affiliates. The Manager will pay all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager.

      With respect to AllianceBernstein Wealth Appreciation Strategy and AllianceBernstein Tax-Managed Wealth Appreciation Strategy, the Trust, on behalf of AllianceBernstein Wealth Appreciation Strategy and AllianceBernstein Tax-Managed Wealth Appreciation Strategy, will pay to the Manager or its affiliates the cost of personnel for rendering clerical, accounting and other services to AllianceBernstein Wealth Appreciation Strategy and AllianceBernstein Tax-Managed Wealth Appreciation Strategy at such rates as shall from time to time be agreed upon between the Manager and the Trust, provided that all time devoted to the investment or reinvestment of securities in the Funds shall be for the Manager's account.

      (c) In the selection of brokers, dealers, or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for each Fund, the Manager shall seek to obtain the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for each Fund the most favorable price and execution available, the Manager, bearing in mind each Fund's best interest at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused any Fund to pay a broker that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to such Fund and to other clients of the Manager.as to which the Manager exercises investment discretion. The Trust hereby agrees with the Manager and with any Sub-Adviser selected by the Manager as provided in Section 1(d) that any entity or person associated with the Manager or such Sub-Adviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of a Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2- 2(T)(a)(2)(iv).

      (d) Subject to the provisions of the Agreement and Declaration of Trust of the Trust and the Investment Company Act of 1940, as amended, the Manager, at its expense, may select and contract with one or more investment advisers (the "Sub-Adviser") for any Fund to perform some or all of the services for which it is responsible pursuant to paragraph (a) of this Section 1 (and any related facilities or services for which it is responsible under paragraph (b) of this
Section 1). The Manager will compensate any Sub-Adviser of such Fund for its services to such Fund. The Manager may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected.

      (e) The Manager shall not be obligated to pay any expenses of or for the Trust or any Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2.    OTHER AGREEMENTS, ETC.

      It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlling, controlled by or under common control with the Manager, and that the Manager and any person controlling, controlled by or under common control with the Manager may have an interest in the Trust or in any Fund. It is also understood that the Manager and persons controlling, controlled by or under common control with the Manager have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.    COMPENSATION TO BE PAID BY THE TRUST TO THE MANAGER.

      The Trust, on behalf of the Funds, will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to Section 1, a fee, computed and paid monthly at the following annual rates applicable to the average daily net asset value of each Fund:


Fund                                                             Annual Percentage Rate
----                                                             ----------------------

AllianceBernstein Wealth Appreciation Strategy                   0.65% on the first $2.5 billion
                                                                 0.55% on the next $2.5 billion
                                                                 0.50% thereafter

AllianceBernstein Tax-Managed Wealth Appreciation Strategy       0.65% on the first $2.5 billion
                                                                 0.55% on the next $2.5 billion
                                                                 0.50% thereafter

AllianceBernstein Balanced Wealth Strategy                       0.55% on the first $2.5 billion
                                                                 0.45% on the next $2.5 billion
                                                                 0.40% thereafter

AllianceBernstein Tax-Managed Balanced Wealth Strategy           0.55% on the first $2.5 billion
                                                                 0.45% on the next $2.5 billion
                                                                 0.40% thereafter

AllianceBernstein Conservative Wealth Strategy                   0.55% on the first $2.5 billion
                                                                 0.45% on the next $2.5 billion
                                                                 0.40% thereafter

AllianceBernstein Tax-Managed Conservative Wealth Strategy       0.55% on the first $2.5 billion
                                                                 0.45% on the next $2.5 billion
                                                                 0.40% thereafter

AllianceBernstein Growth Fund                                    0.75% on the first $2.5 billion
                                                                 0.65% on the next $2.5 billion
                                                                 0.60% thereafter



      Such fee computed with respect to the net asset value of a Fund shall be paid from the assets of such Fund. Such average daily net asset value of each Fund shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this Contract is in effect. Such fee shall be payable for each month within five (5) business days after the end of such month.

      In the event that expenses of any Fund for any fiscal year (not including any distribution expenses paid by such Fund pursuant to any distribution plan) should exceed the expense limitation on investment company expenses enforced by any statute or regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of any Fund exceed any expense limitation which the Manager may, by written notice to the Trust, voluntarily declare to be effective with respect to such Fund, subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall bear the expenses of such Fund to the extent required by such expense limitation.

      If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.    ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

      This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended as to any Fund unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of such Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of any Sub-Adviser of the Trust. Shareholders of a Fund not affected by any such amendment shall have no right to vote with respect to such amendment.

5.    EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

      (a) This Contract shall become effective upon its execution, and shall remain in full force and effect as to a particular Fund until September 2, 2005, with respect to the AllianceBernstein Wealth Appreciation Strategy, the AllianceBernstein Balanced Wealth Strategy, the AllianceBernstein Conservative Wealth Strategy (previously, AllianceBernstein Wealth Preservation Strategy), and the AllianceBernstein Tax-Managed Wealth Appreciation Strategy, and July 22, 1993, with respect to the AllianceBernstein Tax-Managed Balanced Wealth Strategy, the AllianceBernstein Tax-Managed Conservative Wealth Strategy (previously, AllianceBernstein Tax-Managed Wealth Preservation Strategy) and the AllianceBernstein Growth Fund and continuously thereafter so long as its continuance is specifically approved at least annually by the Trustees of the Trust or the shareholders by the affirmative vote of a majority of the outstanding shares of such Fund, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval (unless terminated automatically as set forth in Section 4); provided, however, that if the continuance of this Contract is submitted to the shareholders of such Fund for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Manager may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

      (b) Either party hereto may at any time terminate this Contract as to any Fund by not more than sixty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

      Action by the Trust under (b) above may be taken either (i) by vote of a majority of its Trustees or (ii) by the affirmative vote of a majority of the outstanding shares of the relevant Fund affected. Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

6.    CERTAIN INFORMATION.

      The Manager shall promptly notify the Trust in writing of the occurrence of any of the following events: (a) the Manager shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Manager shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation at law or in equity, before or by any court, public board or body, involving the affairs of the Trust or a Fund, and (c) there shall be any change in the "control" (as defined in the Investment Company Act of 1940, as amended) of the Manager.

7.    CERTAIN DEFINITIONS.

      For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" of a Fund means the affirmative vote, at a duly called and held meeting of shareholders of such Fund (a) of the holders of 67% or more of the shares of such Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or
(b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less. For the purposes of this Contract, the terms "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

8.    NONLIABILITY OF MANAGER.

      In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Trust, to any Fund or to any shareholder of any Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

9.    USE OF NAME.

      The Manager and its affiliates own the names "Alliance," "Bernstein" and "AllianceBernstein", which may be used by the Trust only with the consent of the Manager. The Manager consents to the use by the Trust of any name embodying the names "Alliance," "Bernstein" and "AllianceBernstein", but only on the condition and so long as (i) this Agreement shall remain in full force, (ii) the Trust or any Fund, as the case may be, shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it, and (iii) AllianceBernstein L.P. is the Manager of any Fund. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as in this section provided. The foregoing authorization by the Manager to the Trust to use the names "Alliance," "Bernstein" and "AllianceBernstein" as part of a business or name is not exclusive of the right of the Manager itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Manager and the Trust, the Manager has the exclusive right so to use, or authorize others to use, said name, and the Trust agrees to take such action as may reasonably be requested by the Manager to give full effect to the provisions of this section (including, without limitation, consenting to such use of said name). Without limiting the generality of the foregoing, the Trust agrees that, upon (i) any termination of this Agreement by either party or (ii) the violation of any of its provisions by the Trust or any Fund, as the case may be, the Trust will, at the request of the Manager made within six months after such termination or violation, use its best efforts to change the name of the Trust and each Fund so as to eliminate all reference, if any, to the names "Alliance," "Bernstein" and "AllianceBernstein" and will not thereafter transact any business in a name containing the names "Alliance," "Bernstein" or "AllianceBernstein" in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the names "Alliance," "Bernstein" or "AllianceBernstein" or any other reference to the Manager. Such covenants on the part of the Trust shall be binding upon it, its Trustees, officers, stockholders, creditors and all other persons claiming under or through it.

10.   LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

      A copy of the Agreement and Declaration of Trust of the Trust, as amended, is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each of the respective Funds.

11.   SEPARATE CONTRACTS.

      The Trust, on behalf of each Fund, shall be deemed to have entered into a wholly separate Contract relating exclusively to each such Fund. Any amendment to or termination of this Contract explicitly relating to one or more Funds shall have no affect on, and shall not be considered to amend or terminate this Contract with respect to, any other Fund.

      IN WITNESS WHEREOF, THE ALLIANCEBERNSTEIN PORTFOLIOS and ALLIANCEBERNSTEIN L.P. have each caused this Amended and Restated Investment Advisory Agreement to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                                              THE ALLIANCEBERNSTEIN PORTFOLIOS

                                              /s/ Emilie D. Wrapp
                                              --------------------------
                                              By:     Emilie D. Wrapp
                                              Title:  Secretary

Accepted: January 6, 2011

ALLIANCEBERNSTEIN L.P.

/s/ Emilie D. Wrapp
--------------------------
By:    Emilie D. Wrapp
Title: Assistant Secretary

                   Exhibit A to Investment Advisory Agreement



                 AllianceBernstein Wealth Appreciation Strategy
                   AllianceBernstein Balanced Wealth Strategy
                 AllianceBernstein Conservative Wealth Strategy
           AllianceBernstein Tax-Managed Wealth Appreciation Strategy
             AllianceBernstein Tax-Managed Balanced Wealth Strategy
           AllianceBernstein Tax-Managed Conservative Wealth Strategy
                         AllianceBernstein Growth Fund